                                                        Exhibit 4.3

--------------------------------------------------------------------------------
              Incorporated under the laws of the State of Missouri
                           PIONEER FINANCIAL SERVICES
                                      Inc.
                          Junior Subordinated Debenture
Amount $__________                                                 NO. _______

For value received the Pioneer Financial Services, Inc. (hereinafter called
Company) promises to pay at its Home Office in Kansas City, Missouri to the
order of _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

on the maturity date, together with the interest at the rate and when due, all as follows:
--------------------------------------------------------------------------------------------
Issue Date   Amount    Term   Maturity Date   Interest Rate  Interest Due   Interest Payment
----------   ------    ----   -------------   -------------  ------------   ----------------

         This Debenture is one of an authorized issue of Junior Subordinated
Debentures to be issued by the Company. The name of the person to whom this
Debenture shall be originally issued and the name of each transferee hereof shall be registered on the Books of the Company. No transfer hereof shall be valid unless made on the Company books as directed by the registered holder in person or by his duly authorized attorney. The registered holder hereof shall be deemed and trusted as the owner hereof for all intents and purposes and the
Company shall not, in any way, be affected by any notice to the contrary. The
Company shall have the privilege of prepaying this instrument, without penalty or premium, upon 30 days prior written notice mailed or delivered to the registered holder hereof according to the records of the Company at holder's address on said records and no interest shall accrue after the prepayment date.
If less than all of the outstanding Debentures are to be redeemed, the
Debentures to be redeemed shall be determined by the Board of Directors of the
Company.

         This Debenture is issued subject to the following subordination provisions, and each person holding this Debenture whether upon original issue or transfer or renewal or assignment thereof, accepts and agrees to be bound by said provisions as follows, to wit:

         The indebtedness evidenced by this Debenture, and any renewals or extensions thereof, shall be subordinate and junior in right of payment, in all respects, to all Superior Indebtedness (which shall mean all indebtedness of the
Company for money borrowed which is not expressed to be subordinate or junior to any other indebtedness of the Company) and Subordinated Indebtedness (which shall mean all indebtedness of the Company for borrowed money which is expressed to be subordinate and junior to all Superior Indebtedness of the Company but not to any other indebtedness of the Company) or Series A subordinated Indebtedness
(which shall mean all indebtedness of the Company for borrowed money which is expressed to be subordinate and junior to all Superior Indebtedness and
Subordinated Indebtedness of the Company but not to any other indebtedness of the Company) of the Company, whether outstanding at the date hereof or hereafter incurred. Without limiting the effect of the foregoing, "subordinate" and
"junior" as used herein shall include within their meanings the following: (i)
that in the event of any insolvency or bankruptcy proceedings, and in any receivership, liquidation, reorganization or other similar proceedings in connection therewith relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, than all principal and interest on all Superior
Indebtedness and Subordinated Indebtedness and Series A Subordinated
Indebtedness (hereinafter called Prior Debt) shall first be paid in full, or such payment be provided for, before any payment on account of principal or interest is made upon the indebtedness evidenced by this Debenture, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of this Debenture shall be paid or
--------------------------------------------------------------------------------

delivered directly to the holders of such Prior Debt for application in payment thereof, unless and until such Prior Debt shall have been paid and satisfied in full or such payment and satisfaction shall have been provided for; provided, however, the foregoing provisions are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred herein upon the Prior Debt and the holders thereof with respect to the junior subordinated indebtedness represented by this Debenture and the holders thereof by a lawful plan of reorganization under the applicable bankruptcy law;
and (ii) in the event that this Debenture is for any reason declared due and payable by any holder or holders prior to its expressed maturity date (under circumstances when the provisions of the foregoing clause (i) shall not be applicable) and the holder of this Debenture shall be entitled to payment only after there shall first have been paid in full the Prior Debt outstanding at the time this Debenture so becomes due and payable because of such event of default, or such payment shall have been provided for. No present or future holder of
Prior Debt shall be prejudiced in his right to enforce subordination of this
Debenture by an act or failure to act on the part of the Company. The provisions of this section are solely for the purpose of defining the relative rights of the holders of Prior Debt on the one hand, and the holder of this Debenture on the other hand and nothing herein shall impair, as between the Company and the holder of any Debenture, the obligation of this Company which is unconditional and absolute, to pay to the holder thereof the principal and interest thereon in accordance with its terms, nor shall anything herein prevent the holder of this
Debenture from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, under this section of holders of Prior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Debenture.

         Any one of the following shall constitute an event of default as to this Debenture: If the Company ceases doing business, if any installment of principal or interest on this Debenture is not paid within ten (10) days after written notice from the registered holder of such non-payment or bankruptcy, reorganization or insolvency proceedings. If an event of default as herein defined occurs, the Company agrees to give the registered holder of this
Debenture, upon request, the names and addresses of all registered Debenture holders.

         This Debenture will automatically renew for additional terms
("Extension Term") each equal in length to the original term, unless and until the registered holder has requested payment in writing on or prior to a maturity date. Interest for each Extension Term shall accrue at the rate being offered by the Company on newly issued Debentures of like denomination and maturity at the time of commencement of each Extension Term. The Company reserves the right to issue and sell other Debentures having equal rank and priority with this
Debenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and attempted by its Secretary or one of its Assistant Secretaries, this the _____th day of __________________,
19____.
                                               PIONEER FINANCIAL SERVICES

Attest____________________________             By:______________________________
                                                     President
(Seal)
--------------------------------------------------------------------------------

             Transferable only on the books of and at the Office of
                        Pioneer Financial Services, Inc.
                                4233 Roanoke Road
                           Kansas City, Missouri 64111

The following abbreviations, when used in this inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT - __________ Custodian _________
TEN ENT - as tenants by the entireties                               (Cust)               (Minor)
JT TEN  - as joint tenants with right of       under Uniform Gifts to Minors Act of _______________
          survivorship and not as tenants in                                         (State)
          common
     Additional Abbreviations may also be used though not in the above list.
-----------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TRANSFERS AND REDEMPTIONS
------------------------------------------------------------
FOR VALUE RECEIVED the undersigned hereby:
|  |   Sells, assigns and transfers unto
                                          -----------------------------------------------------------------------------------
                                           (Name and Address of Assignee, including Zip Code, Must Be Printed or Typewritten)

                                           ----------------------------------------------------------------------------------------
                                           the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing William D. Sullivan or Mary Owens or Shannon S. Spangler Attorney to transfer said Certificate on the books of the Custodian, with full power of substitution in the premises.

                                           ---------------------------------------------
                                           |                                           |
                                           ---------------------------------------------
                                           Please insert Social Security or Other
                                           Identifying Number of New Owner

|  |   Permanently Changes the Name(s)     OLD NAME (Registration): _____________________________________________________________
       or Registration                     NEW NAME (Registration): _____________________________________________________________

|  |   Redeems the within Certificate      Please Send Check to:_________________________________________________________________
       At Maturity Value                                        _________________________________________________________________

|  |   Reinvests the maturity value of the
       within Certificate (Please complete and include an Offer to Purchase and Receipt Form for your new certificate.)
DATED:__________________

                                            Subscribed and sworn to before me
Registered Owner                            this ____ day of ____________, 19_____. (SEAL)

X _______________________________________
    Registered Owner                        Notary Public My Commission Expires _______________
X________________________________________
    Registered Owner

NOTICE: The signature must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement of any changes whatever.
----------------------------------------------------------------------------------------------------------------------------------
ASSIGNMENT FOR LOAN             |
--------------------------------
FOR VALUE RECEIVED the undersigned hereby certifies that this debenture has been assigned to:

----------------------------------------------------------------------------------------------------------------------------------------
                         (Name and Address of Assignee, including Zip Code, Must Be Printed or Typewritten)

----------------------------------------------------------------------------------------------------------------------------------------

                                            Subscribed and sworn to before me
Registered Owner                            this ____ day of ____________, 19_____. (SEAL)

X _______________________________________
    Registered Owner                        Notary Public My Commission Expires _______________
X________________________________________
    Registered Owner

                             Lending Institution                    Notary Public My Commission Expires _______________

 RELEASE OF ASSIGNMENT:    The undersigned hereby releases the above described assignment and reassigns this debenture t the original named owner(s).

                                              Subscribed and sworn to before me
                                              this ____ day of ____________, 19_____. (SEAL)

X _______________________________________
    Lending Institution                       Notary Public My Commission Expires _______________
X________________________________________
    Lending Institution